UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/16/2009

BANK OF THE JAMES FINANCIAL GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50548

VA	20-0500300
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

828 Main St., P.O. Box 1200, Lynchburg, VA 24504
(Address of principal executive offices, including zip code)

434-846-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2009, John R. Alford, Jr. began serving as a director of Bank of the James Financial Group, Inc. (the "Company") and as a director of Bank of the James, a wholly-owned subsidiary of the Company (the "Bank").

Mr. Alford, age 48, is a member of Caskie & Frost, P.C., a law firm located in Lynchburg, Virginia. Mr. Alford has been a member of Caskie & Frost since 1995. Mr. Alford will serve on the audit committee of the Boards of Directors of both the Company and the Bank and will serve on the loan committee of the board of directors of the Bank.

In addition, effective May 19, 2009 Thomas W. Pettyjohn, Jr. has been elected as Chairman of the Boards of both the Company and the Bank and Augustus A. Petticolas, Jr. has been elected as Vice-Chairman of the Boards of Directors of both the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE JAMES FINANCIAL GROUP INC

Date: June 17, 2009	By:	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer